As filed with the Securities and Exchange Commission on March 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVER SPRING NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-1966972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Broadway Street Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full title of the plans)

Michael Bell

President and Chief Executive Officer

Silver Spring Networks, Inc.

555 Broadway Street

Redwood City, California 94063

(Name and address of agent for service)

(650) 839-4000

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Robert A. Freedman, Esq. Michael A. Brown, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Richard S. Arnold, Jr., Esq. Deanna M. Butler, Esq. Silver Spring Networks, Inc. 555 Broadway Street Redwood City, California 94063 (650) 839-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,024,828(2)	$12.79(3)	$25,897,550(3)	$2,608(3)
Common Stock, $0.001 par value per share	506,207(4)	10.87(5)	5,502,470(5)	554(5)
TOTAL	2,531,035	N/A	$31,400,020	$3,162

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2)	Represents additional shares of Registrant’s common stock automatically reserved and available for issuance under the 2012 Equity Incentive Plan, as amended, resulting from the annual 4% increase in the number of shares reserved and available for issuance on January 1 of each of the first ten years following the Registrant’s initial public offering.
(3)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 3, 2016.
(4)	Represents additional shares of Registrant’s common stock automatically reserved and available for issuance under the 2012 Employee Stock Purchase Plan (the “ESPP”) resulting from the annual 1% increase in the number of shares reserved and available for issuance on January 1 of each of the first ten years following the Registrant’s initial public offering.
(5)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 3, 2016. Under the ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of the common stock on the offering date (i.e., the first business day of a six-month offering period) or the purchase date (i.e., the last business day of a six-month purchase period), whichever is less.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Silver Spring Networks, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 2,024,828 additional shares of Common Stock under the Registrant’s 2012 Equity Incentive Plan, as amended, and 506,207 additional shares of Common Stock under the Registrant’s 2012 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2013 (Registration No. 333-187220), February 27, 2014 (Registration No. 333-194200) and March 2, 2015 (Registration No. 333-202452). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 8.	Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-35828	3.1	5/9/2013

4.2	Restated Bylaws of the Registrant.	10-Q	001-35828	3.2	5/9/2013

4.3	Form of Common Stock Certificate.	S-1/A	333-175393	4.1	11/30/2012

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2012 Equity Incentive Plan, as amended to date.	10-Q	001-35828	10.1	8/7/2015

99.2	2012 Employee Stock Purchase Plan.	S-1	333-175393	10.4	6/4/2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 9th day of March, 2016.

Silver Spring Networks, Inc.

By:	/s/ Michael Bell
Michael Bell
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Bell and James P. Burns, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substation, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Bell Michael Bell	President and Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2016

/s/ James P. Burns James P. Burns	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2016

/s/ Scott A. Lang Scott A. Lang	Executive Chairman and Chairman of the Board of Directors	March 9, 2016

/s/ Thomas R. Kuhn Thomas R. Kuhn	Director	March 9, 2016

/s/ Jonathan Schwartz Jonathan Schwartz	Director	March 9, 2016

/s/ Richard A. Simonson Richard A. Simonson	Director	March 9, 2016

/s/ Laura D. Tyson Laura D. Tyson	Director	March 9, 2016

/s/ Peter Van Camp Peter Van Camp	Director	March 9, 2016

/s/ Warren M. Weiss Warren M. Weiss	Director	March 9, 2016

/s/ Thomas H. Werner Thomas H. Werner	Director	March 9, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-35828	3.1	5/9/2013

4.2	Restated Bylaws of the Registrant.	10-Q	001-35828	3.2	5/9/2013

4.3	Form of Common Stock Certificate.	S-1/A	333-175393	4.1	11/30/2012

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2012 Equity Incentive Plan, as amended to date.	10-Q	001-35828	10.1	8/7/2015

99.2	2012 Employee Stock Purchase Plan.	S-1	333-175393	10.4	6/4/2012

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